Exhibit 10.4

EXECUTION VERSION

AMENDED AND RESTATED HOME IMPROVEMENT LOAN SALE AGREEMENT

by and among

CROSS RIVER BANK,

SUNLIGHT FINANCIAL LLC

and

SUNLIGHT FINANCIAL LLC, FOR ITSELF AND/OR ON BEHALF OF ANY PERSON
EXECUTING A PURCHASER JOINDER AGREEMENT HEREUNDER

April 25, 2023

Schedules:

Schedule 1	Definitions

Exhibits:

Exhibit A	Form of Purchaser Joinder Agreement

AMENDED AND RESTATED HOME IMPROVEMENT LOAN SALE AGREEMENT

This AMENDED AND RESTATED HOME IMPROVEMENT LOAN SALE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of April 25, 2023 (the “Restatement Date”), is made by and between CROSS RIVER BANK, a New Jersey state-chartered bank (“Bank”), SUNLIGHT FINANCIAL LLC, a Delaware limited liability company (“Sunlight”), and Sunlight for itself and on behalf of any Purchaser executing a Purchaser Joinder Agreement (as defined herein) (together with Bank and Sunlight, the “Parties” and each a “Party”), amending and restating that certain Loan Sale Agreement by and among Bank, Sunlight and each purchaser executing a joinder agreement thereunder, dated as of November 19, 2020 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Old Agreement”).

WHEREAS, Bank and Sunlight have entered into an Amended and Restated Home Improvement Loan Program Agreement, dated as of the Restatement Date (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Program Agreement”), which establishes a financing program (the “Program”) pursuant to which Bank originates certain loans to Borrowers with assistance from Sunlight in accordance with such Agreement;

WHEREAS, Bank desires to sell to Purchaser, and Purchaser desires to purchase from Bank, specified Loans originated by Bank under the Program; and

WHEREAS, the Parties wish to amend and restate the Old Agreement with this Agreement, effective as of the Restatement Date.

NOW, THEREFORE, in consideration of the foregoing and the terms, conditions and mutual covenants and agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank, Sunlight and Purchaser each agree as follows:

Section 1.     Definitions.

In addition to the definitions provided throughout this Agreement, capitalized terms used in this Agreement shall have the meanings given to such terms in Schedule 1. Capitalized terms used, but not defined herein, shall have the meanings given to such terms in the Loan Program Agreement.

Section 2.     Purchase of Loans; Payment to Bank; Reporting to Bank.

(a)            On each Closing Date with respect to a Loan Purchase Trigger Date, Bank hereby agrees to sell, assign, set-over, transfer, and otherwise convey to Purchaser, without recourse to Bank and with all servicing released, all Loans identified by Sunlight on the related Purchase Statement (“Subject Loans”). Each such sale of Subject Loans shall be governed by the procedures set forth in this Section 2. In consideration of Bank’s agreement to sell, transfer, assign, set-over, transfer and convey to Purchaser such Subject Loans, Purchaser agrees to purchase such Subject Loans from Bank, and Purchaser shall pay to Bank the aggregate Purchase Price of all such Subject Loans on the related Closing Date pursuant to Section 2(b).

(b)            On each Closing Date, Purchaser shall purchase the Loans funded by Bank that are included on the related Purchase Statement, which statement shall be provided by Sunlight to Bank and Purchaser no later than the first Business Day after the related Loan Purchase Trigger Date. Purchaser shall complete each purchase of Loans by depositing into the Funding Account by 3:00 pm Eastern Time on the Closing Date, by ACH, sum equal to the aggregate Cash Purchase Price for such Subject Loans. Sunlight shall pay the Deferred Purchase Price on the Closing Date with the proceeds of Tranche 2 Loans under the Term Loan Agreement. Bank agrees to provide Purchaser with the account number and routing number for the Funding Account prior to the first Closing Date. Bank further agrees to execute all such instruments of transfer, UCC financing statements and other documentation as Sunlight shall reasonably require on behalf of Purchaser (or as any Other Purchaser shall reasonably require) to transfer the Loans. For the avoidance of doubt, Purchaser shall purchase on the terms set forth in this Agreement all Non-Portfolio Loans that have been funded by Bank on or prior to the date on which this Agreement terminates, and all such Loans shall be deemed to have been identified on the Related Purchase Statement, whether or not a Purchase Statement is in fact delivered.

(c)            Notwithstanding anything to the contrary herein or in the Loan Program Agreement, a purchase of Loans by any Other Purchaser made pursuant to the terms of an Other Loan Sale Agreement shall be deemed a purchase of Loans by Purchaser solely in context of determining whether Purchaser has satisfied its obligations to purchase Loans hereunder or under the Loan Program Agreement.

Section 3.     Ownership of Subject Loans.

Upon receipt by Bank of Purchaser’s payment of the Purchase Price for a Loan, Purchaser shall be the sole owner for all purposes (e.g., tax, accounting and legal) of each such Loan purchased from Bank as of such date. Bank agrees to make entries on its books and records to clearly indicate the sale of any Loan sold to Purchaser hereunder or sold to any Other Purchaser under an Other Loan Sale Agreement. Purchaser agrees that it will make entries on its books and records to clearly indicate the purchase of each Subject Loan purchased by it hereunder. It is expressly agreed and understood that Bank will not assume and shall not have any liability to Purchaser for the repayment of any portion or all of any Loan Proceeds, any Purchase Price or for the servicing of any Subject Loan sold to Purchaser hereunder after the related Closing Date. It is the express intent of the Parties hereto that the conveyance of Subject Loans by Bank to Purchaser, as contemplated by this Agreement, is, and shall be treated as, a sale by Bank to Purchaser. It is, further, not the intention of the Parties that such conveyance be, or be deemed, a pledge of Subject Loans by Bank to Purchaser to secure a debt or other obligation of Purchaser. However, in the event that, notwithstanding the intent of the Parties, the Purchased Loans are held by a court to continue to be the property of Bank, then (a) this Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the applicable Uniform Commercial Code, (b) the transfer of Loans provided for herein shall be deemed to be a grant by Bank to Purchaser of a security interest in all of Bank’s right, title and interest in and to the Purchased Loans and all amounts payable on such Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of such Loans into cash, instruments, securities or other property, to the extent Purchaser would otherwise be entitled to own such Loans and proceeds pursuant to this Agreement, (c) the possession by Purchaser, any of its successors or assigns or any agent or custodian on behalf of Purchaser or any lender to Purchaser or any of its successors or assigns and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-313 (or comparable provision) of the applicable Uniform Commercial Code, and (d) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of Purchaser shall also be deemed to be an assignment of any security interest created hereby. Purchaser and Bank shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Purchased Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law.

Section 4.     Intentionally Omitted.

Section 5.     Representations and Warranties.

Bank hereby represents and warrants to Sunlight and Purchaser, as of the Effective Date, the Restatement Date and each Closing Date, that:

(a)            This Agreement constitutes a valid and binding obligation of Bank, enforceable against Bank in accordance with its terms except (i) to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect, which may affect the enforcement of creditors’ rights in general, and (ii) as such enforceability may be limited by general principles of equity.

(b)            Bank is an FDIC-insured New Jersey state-chartered bank, organized, existing, and in good standing under the laws of the State of New Jersey and the Federal Deposit Insurance Act.

(c)            Bank has full corporate power and authority to execute and deliver this Agreement and to perform all its obligations hereunder.

(d)            The execution of this Agreement and the completion of all actions required or contemplated to be taken by Bank hereunder are within the ordinary course of Bank’s business and are not prohibited by Applicable Laws.

(e)            The execution and delivery of this Agreement by Bank and the performance by Bank of its obligations hereunder have been duly authorized by Bank, and are not in conflict with and do not violate the terms of the charter or by-laws of Bank, any agreement, contract, lease, order or obligation to which Bank is a party or by which Bank is bound, including any exclusivity or other provisions of any other agreement to which Bank or any related Person is a party, and including any non-compete agreement or similar agreement limiting the right of Bank to engage in activities competitive with the business of any other Person, or any directive, guidance or memorandum of understating from any regulatory or governmental authority with jurisdiction over Bank.

(f)             Bank is not Insolvent;

(g)            Bank has the complete and unrestricted right and authority to sell, convey, assign, transfer and deliver to Purchaser all of the Loans being sold to Purchaser pursuant to this Agreement, provided that such sale shall be without any recourse to Bank and without any representation or warranty on the part of Bank, whether expressed or implied, except as set forth in this Agreement; and

(h)            Bank is the sole owner and holder of each Loan to be purchased and upon the sale of such Loan, Purchaser will receive each Loan, free and clear of any liens, pledges or encumbrances created or incurred by Bank.

Section 6.     Additional Representations and Warranties of Bank.

Bank hereby represents and warrants to Sunlight and Purchaser, as of the Effective Date, the Restatement Date and each Closing Date, and covenants to Sunlight and Purchaser, respectively, that:

(a)            Bank shall maintain its records in a clear and unambiguous manner to reflect the ownership of Purchaser in each of the Purchased Loans; and

(b)            With respect to any Purchased Loan, Bank has not altered the terms or the balance of such Loan.

Section 7.     Representations and Warranties of Sunlight.

(a)            Sunlight hereby represents and warrants to Purchaser and Bank, as of the Effective Date, the Restatement Date and each Closing Date, and covenants to Purchaser and Bank, respectively, that:

(i)            This Agreement is valid, binding and enforceable against Sunlight in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect, which may affect the enforcement of creditors’ rights in general, and (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), and Sunlight has received all necessary approvals and consents for the execution, delivery and performance by it of this Agreement;

(ii)           Sunlight is duly organized, validly existing, and in good standing under the laws of the state of its organization and is authorized, registered and licensed to do business in each state in which the nature of its activities makes such authorization, registration or licensing necessary or required;

(iii)          Sunlight has the full power and authority to execute and deliver this Agreement and perform all of its obligations hereunder;

(iv)          The execution of this Agreement and the completion of all actions required or contemplated to be taken by Sunlight hereunder are within the ordinary course of Sunlight’s business and are not prohibited by, and will comply with, Applicable Laws;

(v)          The provisions of this Agreement and the performance of each of its obligations hereunder do not conflict with Sunlight’s organizational or governing documents, any agreement, contract, lease, order or obligation to which Sunlight is a party or by which Sunlight is bound, including any exclusivity or other provisions of any other agreement to which Sunlight or any related Person is a party, and including any non-compete agreement or similar agreement limiting the right of Sunlight to engage in activities competitive with the business of any other Person, or any directive or guidance of any regulatory or governmental authority with jurisdiction over Sunlight;

(vi)          Neither Sunlight nor, to the best of Sunlight’s knowledge, any principal thereof has been or is the subject of any of the following:

(A)            Enforcement agreement, memorandum of understanding, cease and desist order, administrative penalty or similar agreement concerning lending matters, or participation in the affairs of a financial institution;

(B)            Administrative or enforcement proceeding or investigation commenced by the Securities Exchange Commission, state securities regulatory authority, Federal Trade Commission, any banking regulator or any other state or federal Regulatory Authority, with the exception of routine communications from a Regulatory Authority concerning a consumer complaint and routine examinations of Sunlight conducted by a Regulatory Authority in the ordinary course of Purchaser’s business; or

(C)            Restraining order, decree, injunction or judgment in any proceeding or lawsuit alleging fraud or deceptive practices on the part of Sunlight or any principal thereof.

For purposes of this Section 7(a)(vi) the word “principal” of Sunlight shall include (I) any Person owning or controlling [TEXT REDACTED] or more of the voting power of Sunlight, (II) any officer or director of Sunlight and (III) any Person actively participating in the control of Sunlight’s business;

(vii)        Sunlight is in material compliance with all Applicable Laws;

(viii)       Sunlight is not Insolvent; and

(ix)          The execution, delivery and performance of this Agreement by Sunlight comply with all Applicable Laws.

(x)           There are no actions, suits, investigations or proceedings pending or, to the best knowledge of Sunlight, threatened against Sunlight (i) seeking to prevent the completion of any of the transactions contemplated by Sunlight pursuant to this Agreement, (ii) asserting the invalidity or enforceability of this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of Sunlight, would adversely and materially affect the performance by Sunlight of its obligations under this Agreement, (iv) seeking any determination or ruling that would adversely and materially affect the validity or enforceability of this Agreement or (v) would have a materially adverse financial effect on Sunlight or its operations if resolved adversely to it.

(b)            The representations and warranties set forth in this Section 7 shall survive the sale, transfer, set-over, and assignment of the Loans to Purchaser pursuant to this Agreement and shall be made continuously throughout the Term. In the event that any investigation or proceeding of the nature described in Section 7(a)(vi) is instituted or threatened against Sunlight, to the extent permitted by Applicable Law Sunlight shall promptly notify Purchaser and Bank of such pending or threatened investigation or proceeding.

Section 8.     Representations and Warranties of Purchaser.

(a)            Purchaser hereby represents and warrants to Sunlight and Bank, as of the Effective Date, the Restatement Date and each Closing Date, that:

(i)            This Agreement is valid, binding and enforceable against Purchaser in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect, which may affect the enforcement of creditors’ rights in general, and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), and Purchaser has received all necessary approvals and consents for the execution, delivery and performance by it of this Agreement;

(ii)           Purchaser is duly organized, validly existing, and in good standing under the laws of the state of its organization and is authorized, registered and licensed to do business in each state in which the nature of its activities makes such authorization, registration or licensing necessary or required;

(iii)          Purchaser has the full power and authority to execute and deliver this Agreement and perform all of its obligations hereunder;

(iv)          The execution of this Agreement and the completion of all actions required or contemplated to be taken by Purchaser hereunder are within the ordinary course of Purchaser’s business and are not prohibited by, and comply with, Applicable Laws;

(v)          The provisions of this Agreement and the performance of each of its obligations hereunder do not conflict with Purchaser’s organizational or governing documents, any agreement, contract, lease, order or obligation to which Purchaser is a party or by which Purchaser is bound, including any exclusivity or other provisions of any other agreement to which Purchaser or any related Person is a party, and including any non-compete agreement or similar agreement limiting the right of Purchaser to engage in activities competitive with the business of any other Party, or any regulatory directive or guidance of any governmental authority with direct jurisdiction over Purchaser;

(vi)          Neither Purchaser nor any principal thereof has been or is the subject of any of the following:

(A)            Enforcement agreement, memorandum of understanding, cease and desist order, administrative penalty or similar agreement concerning lending matters, or participation in the affairs of a financial institution;

(B)            Administrative or enforcement proceeding or investigation commenced by the Securities Exchange Commission, state securities regulatory authority, Federal Trade Commission, any banking regulator or any other state or federal Regulatory Authority, with the exception of routine communications from a Regulatory Authority concerning a consumer complaint and routine examinations of Purchaser conducted by a Regulatory Authority in the ordinary course of Purchaser’s business; or

(C)            Restraining order, decree, injunction or judgment in any proceeding or lawsuit alleging fraud or deceptive practices on the part of Purchaser or any principal thereof.

For purposes of this Section 8(a)(vi) the word “principal” of Purchaser shall include (I) any Person owning or controlling [TEXT REDACTED] or more of the voting power of Purchaser, (II) any officer or director of Purchaser and (III) any Person actively participating in the control of Purchaser’s business;

(vii)         Purchaser is in material compliance with all Applicable Laws;

(viii)       Purchaser is not Insolvent;

(ix)          Purchaser has or will have sufficient cash, available lines of credit or other sources of immediately available funds to enable it to timely pay all amounts to be paid by it under this Agreement;

(x)           Any liability incurred by Purchaser or its Affiliates for any financial advisory fees, brokerage fees, commissions or finder’s fees directly or indirectly in connection with this Agreement or the transactions contemplated hereby will be borne by Purchaser;

(xi)            The execution, delivery and performance of this Agreement by Purchaser comply with all Applicable Laws; and

(xii)            There are no actions, suits, investigations or proceedings pending or, to the best knowledge of Purchaser, threatened against Purchaser (i) seeking to prevent the completion of any of the transactions contemplated by Purchaser pursuant to this Agreement, (ii) asserting the invalidity or enforceability of this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of Purchaser, would adversely and materially affect the performance by Purchaser of its obligations under this Agreement, (iv) seeking any determination or ruling that would adversely and materially affect the validity or enforceability of this Agreement or (v) would have a materially adverse financial effect on Purchaser or its operations if resolved adversely to it.

(b)            The representations and warranties set forth in this Section 8 shall survive the sale, transfer, set-over, and assignment of the Loans to Purchaser pursuant to this Agreement and shall be made continuously throughout the Term. In the event that any investigation or proceeding of the nature described in Section 8(a)(vi) is instituted or threatened against Purchaser, provided that Purchaser is legally permitted to disclose such information and bank agrees to treat such information as Confidential Information in accordance with the terms of the Loan Program Agreement, Purchaser shall promptly notify Bank and Sunlight of such pending or threatened investigation or proceeding.

Section 9.     Additional Agreements of the Parties.

(a)            Notwithstanding anything in this Agreement to the contrary, all excise, sales, use, transfer, documentary, stamp or similar taxes that are payable or that arise as a result of the consummation of the purchase of Subject Loans (“Transfer Taxes”) and any recording or filing fees with respect thereto shall be payable by Purchaser. For all purposes of this Agreement, all property and ad valorem tax liabilities (“Property Taxes”) with respect to Subject Loans purchased by Purchaser hereunder shall likewise be the responsibility of Purchaser, including all such Property Taxes relating to any period prior to the purchase by Purchaser hereunder. For tax returns with respect to Property Taxes, Purchaser will file or cause to be filed such Tax Returns. Bank shall cooperate with Purchaser in connection with the preparation of any such tax return to the extent such tax return relates to any Subject Loan during any time owned by Bank. Purchaser agrees to reimburse Bank, upon receipt by Purchaser from Bank of a written invoice, for any Transfer Taxes or Property Taxes relating to any Subject Loan purchased by Purchaser hereunder and paid by Bank.

(b)            Each of Purchaser, Sunlight and Bank shall provide access, during normal business hours, upon reasonable advance notice to such Person, to any documentation regarding the Loans that may be required by any Regulatory Authority that supervises or has enforcement authority over such Person or any of the activities contemplated hereby, including but not limited to, the FDIC and other similar entities.

(c)            Bank shall indemnify and hold Purchaser and Sunlight harmless from, and will reimburse Purchaser and Sunlight, as applicable, for, any and all out-of-pocket liabilities, losses, damages, deficiencies, claims, penalties, fines, costs or expenses, including without limitation reasonable attorneys’ fees and court costs in preparation for or at trial, on appeal or in bankruptcy (“Bank’s Indemnified Matters”) incurred by Purchaser or Sunlight, as applicable, to the extent that Bank’s Indemnified Matters result from any [TEXT REDACTED], or the [TEXT REDACTED]; provided, however, Bank shall not be required to indemnify (i) Purchaser for any such Bank’s Indemnified Matters to the extent resulting from [TEXT REDACTED] and (ii) Sunlight for any such Bank’s Indemnified Matters to the extent resulting from [TEXT REDACTED]. The indemnity obligations of Bank under this Section 9(c) shall survive the termination of this Agreement.

(d)            Purchaser shall indemnify and hold Bank and Sunlight harmless from, and will reimburse Bank and Sunlight, as applicable, for, any and all out-of-pocket liabilities, losses, damages, deficiencies, claims, penalties, fines, costs or expenses, including without limitation reasonable attorneys’ fees and court costs in preparation for or at trial, on appeal or in bankruptcy (“Purchaser’s Indemnified Matters”) incurred by Bank or Sunlight, as applicable, to the extent that Purchaser’s Indemnified Matters result from any [TEXT REDACTED]; provided, however, Purchaser shall not be required to indemnify (i) Bank for any such Purchaser’s Indemnified Matters to the extent resulting from [TEXT REDACTED] and (ii) Sunlight for any such Purchaser’s Indemnified Matters to the extent resulting from [TEXT REDACTED]. The indemnity obligations of Purchaser under this Section 9(d) shall survive the termination of this Agreement. Purchaser represents and warrants that, in order to facilitate Bank’s assessment of Purchaser’s capacity to honor its indemnification obligations under this Agreement, it has provided Bank with accurate information related to its business activities, insurance coverage, and legal liabilities as have been requested by Bank. Furthermore, Purchaser agrees to promptly notify Bank of any event or occurrence that would reasonably be expected to impair Purchaser’s capacity to honor its indemnification obligations under this Agreement.

(e)            Sunlight shall indemnify and hold each of Bank and Purchaser harmless from, and will reimburse both Bank and Purchaser, as applicable, for, any and all out-of-pocket liabilities, losses, damages, deficiencies, claims, penalties, fines, costs or expenses, including without limitation reasonable attorneys’ fees and court costs in preparation for or at trial, on appeal or in bankruptcy (“Sunlight’s Indemnified Matters”) incurred by Bank or Purchaser, as applicable, to the extent that Sunlight’s Indemnified Matters result from [TEXT REDACTED], or the [TEXT REDACTED]; provided, however, Sunlight shall not be required to indemnify (i) Bank for any such Sunlight’s Indemnified Matters to the extent resulting from [TEXT REDACTED] or (ii) Purchaser for any such Sunlight’s Indemnified Matters to the extent resulting [TEXT REDACTED]. The indemnity obligations of Purchaser under this Section 9(e) shall survive the termination of this Agreement.

(f)            Notice of Claims. In the event any Third Party Claim is made, any suit or action is commenced or any knowledge of a state of facts that, if not corrected, would give rise to a right of indemnification of a Party hereunder (“Indemnified Party”) by the other Party (“Indemnifying Party”) is received, the Indemnified Party will give notice to the Indemnifying Party as promptly as practicable, but, in the case of lawsuit, in no event later than the time necessary to enable the Indemnifying Party to file a timely answer to the complaint. The Indemnified Party shall make available to the Indemnifying Party and its counsel and accountants at reasonable times and for reasonable periods, during normal business hours, all books and records of the Indemnified Party relating to any Third Party Claim for indemnification, and each Party hereunder will render to the other such assistance as it may reasonably require of the other (at the expense of the Party requesting assistance) in order to insure prompt and adequate defense of any suit, claim or proceeding based upon a state of facts which may give rise to a right of indemnification hereunder.

(g)            Defense and Counsel. Subject to the terms hereof, the Indemnifying Party shall have the right to assume the defense of any suit, claim, action or proceeding. In the event that the Indemnifying Party elects to defend any suit, claim or proceeding, then the Indemnifying Party shall notify the Indemnified Party within ten (10) days of having been notified pursuant to this Section 10.1 that the Indemnifying Party elects to employ counsel and assume the defense of any such claim, suit, action or proceeding. The Indemnifying Party shall institute and maintain any such defense diligently and reasonably and shall keep the Indemnified Party fully advised of the status thereof. The Indemnified Party shall have the right to employ its own counsel if the Indemnified Party so elects but the fees and expense of such counsel shall be at the Indemnified Party’s expense, unless (i) the employment of such counsel shall have been authorized in writing by the Indemnifying Party at the Indemnifying Party’s expense; (ii) such Indemnified Party shall have reasonably concluded that the interests of such Parties are conflicting such that it would be inappropriate for the same counsel to represent both Parties or shall have reasonably concluded that the ability of the Parties to prevail in the defense of any claim are improved if separate counsel represents the Indemnified Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), and in either of such events such reasonable fees and expenses shall be borne by the Indemnifying Party; (iii) the Indemnified Party shall have reasonably concluded that it is necessary to institute separate litigation, whether in the same or another court, in order to defend the claims asserted against it; (iv) the Indemnified Party reasonably concludes that the ability of the Parties to prevail in the defense of any claim is materially improved if separate counsel represents the Indemnified Party; and (v) the Indemnifying Party shall not have employed counsel reasonably acceptable to the Indemnified Party to take charge of the defense of such action after electing to assume the defense thereof. In the event that the Indemnifying Party elects not to assume the defense of any suit, claim, action or proceeding, then the Indemnified Party shall do so and the Indemnifying Party shall pay for, or reimburse Indemnified Party, as the Indemnified Party shall elect, all Losses of the Indemnified Party.

(h)            Settlement of Claims. The Indemnifying Party shall have the right to compromise and settle any suit, claim or proceeding in the name of the Indemnified Party; provided, however, that the Indemnifying Party shall not compromise or settle a suit, claim or proceeding (i) unless it indemnifies the Indemnified Party for all Losses arising out of or relating thereto and (ii) with respect to any suit, claim or proceeding which seeks any non-monetary relief, without the consent of the Indemnified Party, which consent shall not unreasonably be withheld. The Indemnifying Party shall not be permitted to make any admission of guilt on behalf of the Indemnified Party. Any final judgment or decree entered on or in, any claim, suit or action which the Indemnifying Party did not assume the defense of in accordance herewith, shall be deemed to have been consented to by, and shall be binding upon, the Indemnifying Party as fully as if the Indemnifying Party had assumed the defense thereof and a final judgment or decree had been entered in such suit or action, or with regard to such claim, by a court of competent jurisdiction for the amount of such settlement, compromise, judgment or decree. The Indemnifying Party shall be subrogated to any claims or rights of the Indemnified Party as against any other Persons with respect to any amount paid by the Indemnifying Party under this Section 9(h).

(i)             Indemnification Payments. Amounts owing under this Section 9 shall be paid promptly upon written demand for indemnification containing in reasonable detail the facts giving rise to such Losses.

(j)            In no event will any Party be liable to any other Party for any punitive, exemplary, indirect, special, incidental or consequential damages, including lost profits or savings, damage to business reputation or loss of opportunity. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any director, officer, employee, agent or shareholder of any Party hereto.

(k)            The Parties shall use their commercially reasonable efforts to cooperate in connection with the defense or settlement of any Third Party Claim that could give rise to a demand for indemnification hereunder.

Section 10.     Conditions Precedent to the Obligations of Bank.

Bank’s obligations under this Agreement are subject to the satisfaction of the following conditions precedent on or prior to each Closing Date:

(a)            The representations and warranties of Sunlight set forth in the Program Documents shall be true and correct in all respects on each Closing Date as though made on and as of such date;

(b)            The representations and warranties of Purchaser and Sunlight set forth herein and in any other Program Document shall be true and correct in all respects on each Closing Date as though made on and as of such date;

(c)            No action or proceeding shall have been instituted or threatened against Bank, Sunlight or Purchaser to impede, prevent or restrain the initiation and completion of the purchase or other transactions contemplated hereby, and, on each Closing Date, there shall be no injunction, decree, or similar impediment or restraint preventing or restraining such consummation;

(d)            This Agreement and each Program Document shall be in full force and effect; and

(e)            The obligations of Sunlight and Purchaser under each of the Program Documents to be performed on or before each Closing Date shall have been performed as of such date by Sunlight or Purchaser, as the case may be.

Section 11.     Conditions Precedent to the Obligations of Purchaser.

The obligations of Purchaser on a Closing Date under this Agreement are subject to the satisfaction of each of the following conditions precedent on or prior to such Closing Date:

(a)            The representations and warranties of Sunlight and Bank set forth in the Program Documents shall be true and correct in all material respects on each Closing Date as though made on and as of such date.

(b)            No action or proceeding shall have been instituted or threatened against Bank, Purchaser or Sunlight to impede, prevent or restrain the initiation and completion of the purchase or other transactions contemplated hereby, and, on each Closing Date, there shall be no injunction, decree, or similar impediment or restraint preventing or restraining the completion of such transactions.

Section 12.     Term and Termination.

(a)            Unless terminated earlier in accordance with Section 12(b), this Agreement shall have an initial term ending thirty (30) months after the Restatement Date (the “Initial Term”) and shall automatically renew for successive terms of two (2) years (each, a “Renewal Term”; collectively the Initial Term and Renewal Term(s) shall be referred to as the “Term”), unless any Party provides notice to the other Parties of its intent to not renew at least ninety (90) days prior to the end of the then-current Term.

(b)            This Agreement shall automatically be terminated upon the termination of the Loan Program Agreement or any other Program Document in accordance with its terms. In addition, Bank may terminate this Agreement immediately upon written notice to the other Parties if (i) Purchaser defaults on its obligation to make a payment to Bank as provided in Section 2; or (ii) any representation or warranty made by Purchaser is incorrect and is not corrected within thirty (30) days after Purchaser obtains knowledge thereof.

(c)            The termination of this Agreement shall not discharge any Party from any obligation incurred prior to such termination, including, without limitation, Purchaser’s obligations to purchase the Loans.

(d)            Upon termination of this Agreement, Purchaser shall purchase any Non-Portfolio Loans that have been funded by Bank under the Loan Program Agreement that have not theretofore been purchased by Purchaser hereunder or any Other Purchaser under an Other Loan Sale Agreement and are not otherwise included on a Purchase Statement delivered to Bank indicating that such Loans are to be purchased by any Other Purchaser under an Other Loan Sale Agreement on the related Closing Date, and all Non-Portfolio Loans funded by Bank after termination of this Agreement, all such purchases to be made in accordance with the provisions of Section 2.

(e)            The terms of this Section 12 shall survive the expiration or earlier termination of this Agreement.

Section 13.     Limitation on Liability.

In no event shall Bank have any liability to Purchaser or Sunlight under this Agreement to the extent such liability arises from Sunlight’s breach of any obligations under the Program Documents. EXCEPT WITH RESPECT TO DAMAGES OR CLAIMS ARISING DUE TO A PARTY’S WILLFUL MISCONDUCT, GROSS NEGLIGENCE, OR BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER THIS AGREEMENT, IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANY OTHER PARTY FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLES, OR FOR ANY LOSS OF PROFITS OR REVENUE OR OVERHEAD COSTS, REGARDLESS OF WHETHER SUCH PARTY KNEW OR SHOULD HAVE KNOWN OF THE RESPONSIBILITY OF SUCH DAMAGES.

Section 14.     Successors and Third Parties.

This Agreement and the rights and obligations hereunder shall bind and inure to the benefit of the Parties hereto and their respective successors and assigns. The rights and benefits hereunder are specific to the Parties and shall not be delegated or assigned without the prior written consent of the other Parties, which consent shall not be unreasonably withheld, conditioned or delayed. Nothing in this Agreement is intended to create or grant any right, privilege or other benefit to or for any Person other than the Parties hereto and any Party executing a Purchaser Joinder Agreement. Notwithstanding the foregoing, Bank may assign this Agreement and its rights hereunder without Purchaser’s consent.

Section 15.     Notices.

All notices and other communications under this Agreement shall be in writing (including communication by facsimile copy or other electronic means) and shall be deemed to have been duly given when delivered in person, by facsimile or email transmission, by express or overnight mail delivered by a nationally recognized courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties as follows (or at such other address of which the notifying Party hereafter receives notice in conformity with this Section 14):

To Bank:	Cross River Bank
885 Teaneck Road
Teaneck, NJ 07666
Attention: [TEXT REDACTED]
Fax: [TEXT REDACTED]
Email: [TEXT REDACTED]

To Purchaser:	Sunlight Financial LLC
101 N. Tryon Street, Suite 1000
Charlotte, NC 28246
Attention: General Counsel
Email: notices@sunlightfinancial.com

To Sunlight:	Sunlight Financial LLC
101 N. Tryon Street, Suite 1000
Charlotte, NC 28246
Attention: General Counsel
Email: notices@sunlightfinancial.com

Section 16.     Relationship of the Parties.

It is agreed and understood that that in performing their responsibilities pursuant to this Agreement, the Parties are acting as independent contractors. This Agreement is not intended to create, nor does it create and shall not be construed to create, a partnership or joint venture or any other common association for profit between Bank and either Purchaser or Sunlight.

Section 17.     Loan Documents.

Sunlight represents to Bank and Purchaser that Sunlight has actual or constructive possession of all Loan Documents as of the applicable Closing Date and shall deliver all Loan Documents to Purchaser on the Closing Date or within a reasonable amount of time thereafter.

Section 18.     Expenses.

Except as otherwise set forth herein, all fees, costs and expenses incurred by Bank in connection with the negotiation, execution, delivery and performance of this Agreement, any amendment, restatement or modification of this Agreement, or as otherwise may be incurred in connection herewith or therewith, including all reasonable legal fees and expenses of counsel to Bank, shall be reimbursable to Bank in accordance with the terms of Section 6.1 of the Loan Program Agreement.

Section 19.     Examinations.

The Parties agree to use all commercially reasonable efforts to cooperate with any examination that may be required by a Regulatory Authority having jurisdiction over any other Party, during regular business hours and upon reasonable prior notice, and to otherwise reasonably cooperate with such other Party in responding to such Regulatory Authority’s examination and requests related to the Program. Sunlight and Bank agree that, subject to Applicable Laws, should an audit, investigation or review of Sunlight or Bank, as applicable, reveal noncompliance with this Agreement, the Party initially learning of such noncompliance shall notify the other Parties as soon as reasonably possible but in any case within ten (10) days of notice of such noncompliance. Any such notice shall be treated by the other Party as Confidential Information and maintained by such Party in accordance with Section 10.4 of the Loan Program Agreement.

Section 20.     Inspection; Reports.

Upon reasonable prior notice from any other Party, each Party agrees to submit to an inspection or audit of its books, records, accounts, and facilities related to this Agreement, from time to time, during regular business hours and subject to the duty of confidentiality each Party owes to its customers and banking secrecy and confidentiality requirements otherwise applicable to each Party under the Program Documents or under Applicable Laws. All expenses of inspection shall be assumed by the Party conducting such inspection or audit. Sunlight shall store all documentation and electronic data related to its performance under this Agreement and shall make such documentation and data available during any inspection or audit by Bank, Purchaser or any of their respective agents. Sunlight shall report to Bank and Purchaser regarding the performance of its obligations and duties, with such reasonable frequency and in such reasonable manner as mutually agreed by the Parties.

Section 21.     Governing Law; Jurisdiction/Venue.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH FEDERAL LAW AND THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING GENERAL OBLIGATIONS LAW SECTION 5-1401, BUT OTHERWISE WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURTS OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT NOT SUBJECT TO FURTHER APPEAL, IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Section 22.     Manner of Payments.

Unless the manner of payment is expressly provided herein, all payments under this Agreement shall be made by wire transfer or ACH to the applicable bank accounts designated by the respective Parties. Notwithstanding anything to the contrary contained herein, no Party hereto shall fail to make any payment required of it under this Agreement as a result of a breach or alleged breach by any other Party of any of its obligations under this Agreement or any other agreement, provided that the making of any payment hereunder shall not constitute a waiver by the Party making the payment of any rights it may have under the Program Documents or by Applicable Laws.

Section 23.     Referrals.

No Party hereto has agreed to pay any fee or commission to any agent, broker, finder, or other Person for or on account of such Person’s services rendered in connection with this Agreement that would give rise to any valid claim against any other Party for any commission, finder’s fee or like payment.

Section 24.     Entire Agreement.

The Program Documents, including this Agreement and its schedules and exhibits (all of which are hereby incorporated into this Agreement), and the documents executed and delivered pursuant hereto and thereto, constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof, and supersede any prior or contemporaneous negotiations or oral or written agreements between the Parties hereto with respect to the subject matter hereof or thereof, except where survival of prior written agreements is expressly provided for herein.

Section 25.     Amendment and Modifications.

Alterations, modifications, or amendments of any provision of this Agreement, including all exhibits attached hereto, shall not be binding and shall be void unless such alteration, modification, or amendment is in writing and signed by authorized representatives of the Parties whose rights, duties or obligations are affected by such alteration, modification, or amendment.

Section 26.     Waivers.

The delay or failure of any Party to enforce any of the provisions of this Agreement shall not be construed to be a waiver of any right of any Party. All waivers must be in writing and signed by the Parties whose rights, duties or obligations are affected thereby.

Section 27.     Severability.

If any provision of this Agreement shall be held illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect.

Section 28.     Interpretation: Rules of Construction.

The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement or any amendments thereto, and the same shall be construed neither for nor against any Party, but shall be given a reasonable interpretation in accordance with the plain meaning of its terms and the intent of the Parties. As used in this Agreement: (a) all references to the masculine gender shall include the feminine gender (and vice versa); (b) all references to “include,” “includes,” or “including” shall be deemed to be followed by the words “without limitation”; (c) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (d) references to another agreement, instrument or other document means such agreement, instrument or other document as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof; (e) references to “dollars” or “$” shall be to United States dollars unless otherwise specified herein; (f) unless otherwise specified, all references to days, months or years shall be deemed to be preceded by the word “calendar”; (g) all references to “quarter” shall be deemed to mean calendar quarter; (h) unless otherwise specified, all references to an article, section, subsection, exhibit or schedule shall be deemed to refer to, respectively, an article, section, subsection, exhibit or schedule of or to this Agreement; and (i) unless the context otherwise clearly indicates, words used in the singular include the plural and words in the plural include the singular.

Section 29.     Headings.

Captions and headings in this Agreement are for convenience only, and are not to be deemed part of this Agreement.

Section 30.     Counterparts.

This Agreement may be executed and delivered by the Parties in any number of counterparts, and by different Parties on separate counterparts, each of which counterpart shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. The Parties agree that this Agreement and signature pages may be transmitted between them by electronic mail and that PDF signatures may constitute original signatures and that a PDF signature page containing the signature (PDF or original) is binding upon the Parties.

[signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Home Improvement Loan Sale Agreement to be executed by their duly authorized officers as of the date first written above.

CROSS RIVER BANK

By:	/s/ Gilles Gade
Name: Gilles Gade
Title: CEO

By:	/s/ Arlen Gelbard
Name: Arlen Gelbard
Title: General Counsel

SUNLIGHT FINANCIAL LLC

By:	/s/ Matthew Potere
Name: Matthew Potere
Title: Chief Executive Officer

SUNLIGHT FINANCIAL LLC, as Purchaser or by and on behalf of any Person executing a Purchaser Joinder Agreement

By:	/s/ Matthew Potere
Name: Matthew Potere
Title: Chief Executive Officer

[Signature Page to A&R Home Improvement Loan Sale Agreement]

Schedule 1

Definitions

“Cash Purchase Price” means, with respect to any sale of a Subject Loan hereunder, an amount equal to the portion of the Purchase Price for such Subject Loan to be paid on the Closing Date in cash, as determined by Sunlight and consented to by Bank, such consent not to be unreasonably withheld, conditioned or delayed.

“Closing Date” means each date on which Purchaser pays Bank the Purchase Price for a Loan and, pursuant to Section 2, acquires such Loan from Bank. The Closing Date for Loans listed on a Purchase Statement shall occur on the date that is three (3) Business Days after the related Loan Purchase Trigger Date.

“Deferred Purchase Price” means, with respect to any sale of a Subject Loan hereunder, an amount equal to the excess of (i) the Purchase Price for such Subject Loan over (ii) the Cash Purchase Price received by Bank from the related Purchaser on the related Closing Date with respect to such Subject Loan.

“Effective Date” means November 19, 2020.

“Funding Account” means the account designated by Bank for the receipt of Purchaser’s payment of the Purchase Price for Purchased Loans.

“Indemnified Party” is defined in Section 9(f).

“Indemnifying Party” is defined in Section 9(f).

“Loan Purchase Trigger Date” means any date on which (a) Sunlight receives written notice from Bank that Sunlight is required to purchase Loans from Bank pursuant to Section 3.1(o) of the Loan Program Agreement, (b) Sunlight is required to purchase Loans from Bank pursuant to Sections 5.6 or 7.4 of the Loan Program Agreement, or (c) Sunlight delivers written notice to Bank of its intent to purchase (or cause a Purchaser or any Other Purchaser to purchase) Loans from Bank as Sunlight shall elect from time to time.

“Non-Portfolio Loan” has the meaning ascribed to such term in the Loan Program Agreement.

“Other Loan” means a loan originated by Bank under the Program that is not sold or intended for sale to Purchaser.

“Other Loan Sale Agreement” means a Loan Sale Agreement with Bank, Sunlight and any Other Purchaser providing for the purchase of Other Loans.

“Other Purchaser” means any Person, other than Purchaser, that is approved in writing by Bank, that purchases Loans originated under the Program.

“Purchase Price” means, for each Subject Loan: (a) the outstanding principal balance of such Subject Loan; less (b) the dollar amount of any Dealer Discount for such Subject Loan, if any; plus (c) all accrued but unpaid interest on such Subject Loan.

“Purchase Statement” means, for any Closing Date, a statement prepared by Sunlight, in form and substance acceptable to Bank and Purchaser and setting forth the Subject Loans for such Closing Date. The Parties acknowledge and agree that Sunlight may treat Loans described in this Agreement as Subject Loans by including such Loans in a Purchase Statement, or, alternatively, as Other Loans under an Other Loan Sale Agreement by including such Loans in a purchase statement for any Other Purchaser rather than a Purchase Statement under this Agreement.

“Purchased Loans” means any Loans conveyed by Bank to Purchaser pursuant to this Agreement or any Loans conveyed by Bank to any Other Purchaser pursuant to an Other Loan Sale Agreement.

“Purchaser” means (a) any Affiliate of Sunlight or any other Person executing a Purchaser Joinder Agreement assuming all obligations of Purchaser hereunder with respect to any Subject Loans included on a Purchase Statement to be purchased by such Party or (b) Sunlight with respect to any Subject Loan set forth on a Purchase Statement in connection with which no other Person has executed either a Purchaser Joinder Agreement or an Other Loan Sale Agreement. For the avoidance of doubt, the Parties hereto understand and agree that upon execution of a Purchaser Joinder Agreement by a Purchaser with respect to one or more Purchase Statements, Sunlight shall be relieved of all of its obligations hereunder as Purchaser with respect to the purchase of any and all related Subject Loans included on any such Purchase Statement.

“Purchaser Joinder Agreement” means any joinder agreement executed in substantially the form of Exhibit A hereto.

“Restatement Date” has the meaning specified in the Preamble.

“Subject Loans” shall have the meaning ascribed to such term in Section 2(a).

Exhibit A

Form of Purchaser Joinder Agreement

The undersigned is executing and delivering this Purchaser Joinder Agreement (the “Joinder Agreement”) pursuant to the Amended and Restated Home Improvement Loan Sale Agreement (the “Agreement”), dated as of April 25, 2023, by and between Cross River Bank, a New Jersey state-chartered bank with its principal offices located at 885 Teaneck Road, Teaneck, New Jersey 07666 (“Bank”), Sunlight Financial LLC, with its offices located at 101 N. Tryon Street, Suite 1000, Charlotte, North Carolina 28246 (“Sunlight”) and Sunlight for itself or by and on behalf of each purchaser that executes a Purchaser Joinder Agreement substantially in the form hereof. All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Agreement.

By executing and delivering this Joinder Agreement to Bank and Sunlight, the undersigned confirms that (i) the undersigned has read the Agreement including but not limited to the representations, warranties, covenants and agreements of Purchaser therein, (ii) the undersigned agrees to become a party to and be bound by, and comply with the terms of, the Agreement, in the same manner as if the undersigned were an original signatory to such Agreement as a Purchaser thereunder, with respect to the purchase of any and all Subject Loans that the undersigned has agreed to purchase and as are included on the Purchase Statement or Purchase Statements attached hereto (“Joinder Subject Loans”), and (iii) each of the representations and warranties made by a Purchaser under the terms of Sections 8(a) of the Agreement, are hereby made as of the date hereof with respect to this Joinder Agreement.

Further, by acceptance of this Joinder Agreement, Bank and Sunlight each agree that (i) the undersigned shall be the beneficiary of all representations, warranties, covenants and agreements made by Bank or Sunlight, respectively, to, with or for the benefit of Purchaser in the Agreement and (ii) Sunlight shall have no obligation and shall not be deemed to have made any representation or warranty as Purchaser under the Agreement with respect to the purchase of the Joinder Subject Loans.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Joinder Agreement as of this _____ day of __________, 20__.

[PURCHASER]

By:
Name:
Title:

SUNLIGHT FINANCIAL LLC

By:
Name:
Title:

CROSS RIVER BANK

By:
Name:
Title: